Exhibit (10) (i)

This AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 5, 2008, is entered into by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (herein, together with its successors and assigns, the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, the “Lender”).

PRELIMINARY STATEMENTS:

(1)           The Borrower and the Lender entered into the Credit Agreement, dated as of October 24, 2005 (as amended, the “Credit Agreement”; capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement).

(2)           The parties hereto desire to modify certain terms and provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

1.1.           Amended and Restated Definitions.  The definitions of “Applicable Margin,” “Base Rate,” “Consolidated EBIT,” “Permitted Acquisition,” “Revolving Commitment Period” and “Total Commitment Amount” in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:

“Applicable Margin” means:

(i)           On the Fifth Amendment Date and thereafter, until changed in accordance with the following provisions, the Applicable Margin shall be (A) 300 basis points for Base Rate Loans, and (B) 300 basis points for LIBOR Loans;

(ii)           Commencing with the fiscal quarter of Borrower ended on December 31, 2008, and continuing with each fiscal quarter thereafter, Lender shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Loans
Greater than or equal to 2.75 to 1.00	375.00 bps	375.00 bps
Greater than or equal to 2.00 to 1.00, but less than 2.75 to 1.00	350.00 bps	350.00 bps
Greater than or equal to 1.25 to 1.00, but less than 2.00 to 1.00	325.00 bps	325.00 bps
Less than 1.25 to 1.00	300.00 bps	300.00 bps

(iii)           Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by Lender pursuant to Section 5.3(a) or Section 5.3(b) of the financial statements of Borrower for its fiscal quarter most recently ended, accompanied by a Compliance Certificate in accordance with Section 5.3(c), demonstrating the computation of the Leverage Ratio.  Notwithstanding the foregoing provisions, the Applicable Margin shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time, after notice from Lender during any period when (A) Borrower has failed to deliver timely its consolidated financial statements referred to in Section 5.3(a) or Section 5.3(b), accompanied by a Compliance Certificate in accordance with Section 5.3(c), or (B) an Event of Default has occurred and is continuing.  The above matrix does not modify or waive, in any respect, the rights of Lender to charge any default rate of interest or any of the other rights and remedies of Lender hereunder.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, to the extent that any of the information contained in the financial statements required to be delivered hereunder shall be incorrect in any manner and as a result thereof (or for any other reason), the Leverage Ratio was determined incorrectly for any period, then the Lender shall recalculate the Leverage Ratio based upon the correct information and shall recalculate the Applicable Margin for the relevant periods and the Borrower shall be required to pay on demand by the Lender any amounts the Borrower should have paid had the Applicable Margin been calculated correctly for such periods (or, to the extent that the Borrower has paid any amounts in excess of the amounts the Borrower should have paid, then the Lender shall credit such overpayment to the Obligations owing by the Borrower to the Lender).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day), (ii) 0.50% in excess of the Federal Funds Effective Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (iii) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Consolidated EBIT” means, for any period, on a Consolidated basis in accordance with GAAP, (i) Consolidated Net Income during such period, plus, (ii)  without duplication and to the extent deducted in determining such Consolidated Net Income, (A) income tax expense net of any tax refund during such period, (B) Consolidated Interest Expense during such period and (C) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary, plus (iii) non-cash, non-recurring expenses during such period, plus (iv) management fees paid to Borrower during such period, plus (v) net income of any Person, as determined in accordance with GAAP, in which Borrower owned a minority, non-Controlling equity interest during such period, minus (vi) to the extent included in determining such Consolidated Net Income, non-cash, and non-recurring gains during such period.

“Permitted Acquisition” means any Acquisition to which all of the following conditions are satisfied:

(i)           such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;

(ii)           (A) the Consideration for such Acquisition shall not exceed $3,000,000 or (B) such Acquisition is otherwise expressly permitted pursuant to Section 6.6(f);

(iii)           Consideration shall not exceed (A) $12,500,000 in the aggregate for all Acquisitions made during the period from the Closing Date through the Fifth Amendment Date, (B) $6,500,000 in the aggregate for all Acquisitions made during the period from the Fifth Amendment Date through December 31, 2008, and (C) $10,000,000 in the aggregate for all Acquisitions made on or after January 1, 2009;

(iv)           no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(v)           Borrower would, after giving effect to such Acquisition, on a  pro forma basis (as determined in accordance with subpart (v) below), be in compliance with the financial covenants contained in Section 6.1; and

(vi)           at least five Business Days prior to the consummation of any such Acquisition in which the Consideration exceeds $2,000,000, Borrower shall have delivered to Lender (A) a certificate of a Financial Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 6.1 on a pro forma basis, such pro forma ratios being determined as if (y) such Acquisition had been completed at the beginning of the most recent quarter end for which financial information for Borrower and the business or Person to be acquired, is available, and (z) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire fiscal quarter, and (B) historical financial statements relating to the business or Person to be acquired and such other information as Lender may reasonably request.

“Revolving Commitment Period” means the period from the Closing Date to November 4, 2011, or such earlier date on which the Revolving Commitment has been terminated pursuant to Article IX.

“Total Commitment Amount” means the lesser of (i) $25,000,000, and (ii) such lesser amount as determined pursuant to Section 2.5(b).

1.2.           New Definition.  Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Fifth Amendment Date” means November 5, 2008.

1.3.           Commitment Fee.  Section 2.5(a) of the Credit Agreement is hereby amended and restated as follows:

(a)           Commitment Fee.  Borrower agrees to pay to Lender, as a consideration for the Revolving Commitment, a commitment fee (“Commitment Fee”) for the period from the Closing Date to and including the last day of the Revolving Commitment Period, computed for each day at a rate per annum equal to (i) for the period from the Closing Date through the day before the Fifth Amendment Date, 0.50% or (ii) for the period from the Fifth Amendment Date through the last day of the Revolving Commitment Period, 0.375% times the Unused Total Revolving Commitment in effect on such day. The accrued Commitment Fee shall be payable in arrears on the first Business Day of each December, March, June and September and on the last day of the Revolving Commitment Period.

1.4.           Acquisitions.  Section 6.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) thereof, (ii) replacing the period at the end of clause (e) thereof with “; and” and inserting the following clause (f) after clause (e) thereof:

(f)           Borrower or any Subsidiary may make an Acquisition during the period from the Fifth Amendment Date through December 31, 2008, so long as all conditions set forth in the definition of “Permitted Acquisition” (other than clause (ii) thereof) are satisfied in respect of such Acquisition, the aggregate consideration paid by Borrower and/or any Subsidiary for such Acquisition is acceptable to the Lender, and the purchase agreement and all related documentation executed in connection with such Acquisition are, in each case, in form and substance satisfactory to the Lender.

1.5.           Revolving Credit Note.  The Credit Agreement is hereby amended to delete Exhibit A (Revolving Credit Note) therefrom in its entirety and to insert in place thereof a new Exhibit A in the form attached hereto as Exhibit A.

SECTION 2. REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Lender as follows:

2.1.           Authorization, Validity and Binding Effect.  This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

2.2.           Representations and Warranties True and Correct.  The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

2.3.           No Event of Default.  After giving effect to this Amendment, no condition or event has occurred or exists that constitutes or that, after notice or lapse of time or both, would constitute a Default or an Event of Default.

2.4.           No Claims.  The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document.

SECTION 3. RATIFICATIONS.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

SECTION 4. CONDITIONS PRECEDENT.  The amendments set forth in Section 1 hereof shall become effective as of the date first written above if on or before the date hereof, the following conditions have been satisfied:

(a)           this Amendment shall have been executed by the Borrower and the Lender, and counterparts hereof as so executed shall have been delivered to the Lender;

(b)           the Borrower shall have executed and delivered to the Lender a new Revolving Credit Note in the form attached hereto as Exhibit A;

(c)           the Borrower shall have caused each Guarantor to consent and agree to and acknowledge the terms of this Amendment by executing a Guarantor Acknowledgment and Agreement substantially similar to the form attached hereto as Exhibit B;

(d)           the Borrower shall have delivered to the Lender (a) a certificate of each Credit Party, dated the Fifth Amendment Date and executed by its Secretary or Assistant Secretary, which shall (i) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and the Loan Documents to which it is or may become a party, (ii) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Credit Party authorized to sign the Loan Documents to which it is or may become a party, and (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Credit Party (which, with respect to the Borrower, shall be certified by the relevant authority of the State of Florida) and a true and correct copy of such Credit Party’s bylaws or operating, management or partnership agreement, and (b) a good standing certificate for each Credit Party (excluding the Credit Parties identified on Schedule 1 attached hereto) from such Credit Party’s jurisdiction of organization;

(e)           the Lender shall have received a certificate, signed by a Financial Officer of Borrower and each other Credit Party, on the date hereof (i) stating that no Default or Event of Default has occurred or will occur as a result of the making of any Loan by the Lender, and (ii) stating that the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects (except for any such representation or warranty that contains any materiality qualifier, which representation or warranty is true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct on such date;

(f)           the Borrower shall have delivered to the Lender such opinions of counsel from counsel to each Credit Party as the Lender shall request, each of which shall be addressed to the Lender and dated the date hereof and in form and substance satisfactory to the Lender;

(g)           the Lender shall have received the results of UCC and other search reports in respect of each of the Companies from one or more commercial search firms acceptable to the Lender, listing all of the effective financing statements filed against any Company, together with copies of such financing statements; provided that such financing statements shall not reveal a Lien on any of the assets of any of the Companies, except for Liens permitted by Section 6.3 of the Credit Agreement;

(h)           the Borrower shall have paid to the Lender the fees set forth in the letter dated October 29, 2008, from the Lender to the Borrower;

(i)           the Borrower shall have paid all legal fees and expenses of counsel to the Lender to the extent invoiced on or prior to the date hereof; and

(j)           the Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Lender.

SECTION 5. CONDITIONS SUBSEQUENT.  The Borrower shall provide to the Lender, on or before November 30, 2008, a good standing certificate for each Credit Party identified on Schedule 1 attached hereto from such Credit Party’s jurisdiction of organization.  Failure to provide a valid good standing certificate for each such Credit Party on or before November 30, 2008 shall constitute an Event of Default under the Credit Agreement.

SECTION 6.  MISCELLANEOUS.

6.1.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

6.2.           Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Lender or any subsequent Loan shall affect the representations and warranties or the right of the Lender to rely upon them.

6.3.           Reference to Credit Agreement.  The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.4.           Expenses.  As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Lender in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Lender’s special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

6.5.           Severability.  Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

6.6.           Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

6.7.           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.8.           Entire Agreement.  This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

6.9.           Waiver of Claims.  The Borrower, by signing below, hereby waives and releases the Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

6.10.         Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.11.         JURY TRIAL WAIVER.  THE BORROWER AND THE LENDER EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BORROWER AND THE LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTE OR OTHER RELATED WRITING, INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

BORROWER:
DIALYSIS CORPORATION OF AMERICA

By:	/s/ Stephen W. Everett
Name:	Stephen W. Everett
Title:	President and Chief Executive Officer

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Sukanya V. Raj
Name:	Sukanya V. Raj
Title:	Vice President

EXHIBIT A

REVOLVING CREDIT NOTE

$25,000,000	Cleveland, Ohio
November 5, 2008

FOR VALUE RECEIVED, the undersigned, DIALYSIS CORPORATION OF AMERICA, a Florida corporation (“Borrower”), hereby promises to pay, on the last day of the Revolving Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of KEYBANK NATIONAL ASSOCIATION (“Lender”) at 127 Public Square, Cleveland, Ohio 44114, or at such other place as Lender shall designate, the principal sum of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000) or the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to Section 2.1 of the Credit Agreement, whichever is less, in lawful money of the United States of America.  As used herein, “Credit Agreement” means the Credit Agreement, dated as of October 24, 2005, between Borrower and Lender, as the same may from time to time be amended, restated or otherwise modified.  Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the Credit Agreement.  Such interest shall be payable on each date provided for in Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower’s obligations under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof, and the unpaid interest thereon, shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of, and interest on, this Note shall be made in immediately available funds denominated in United States dollars.

This Note is the Revolving Credit Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

This Note is governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT, OR ANY OTHER RELATED WRITING, INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, Borrower has executed this Revolving Credit Note as of the date first written above.

DIALYSIS CORPORATION OF AMERICA

By:
Name:
Title:

2

EXHIBIT B

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 5 to Credit Agreement, dated as of November 5, 2008. Each of the undersigned specifically acknowledges the terms of and consent to the waivers set forth therein.  Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Closing Date Guaranty executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

Each of the undersigned, by signing below, hereby waives and releases the Lender and its respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE UNDERSIGNED, THE BORROWER AND/OR THE LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTE OR OTHER RELATED WRITING, INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Guarantor Acknowledgement and Agreement as of the date first written above.

DCA of Adel, LLC
DCA of Aiken, LLC
DCA of Barnwell, LLC
DCA of Calhoun, LLC
DCA of Camp Hill, LLC
DCA of Central Valdosta, LLC
DCA of Chesapeake, LLC
DCA of Columbus, LLC
DCA of Dalton, LLC
DCA of Edgefield, LLC
DCA of Fitzgerald, LLC
DCA of Lemoyne, Inc.
DCA of Manahawkin, Inc.
DCA of Mechanicsburg, LLC
DCA of North Baltimore, LLC
DCA of Norwood, LLC
DCA of Rockville, LLC
DCA of Royston, LLC
DCA of Selinsgrove, LLC
DCA of So. Ga., LLC
DCA of South Aiken, LLC
DCA of Warsaw, LLC
DCA of Wellsboro, Inc.
Keystone Kidney Care, Inc.
York Realty Managers, LLC

By:
Name:	Stephen W. Everett
Title:	President of each of the foregoing Guarantors

2

Schedule 1

1.	DCA of Aiken, LLC
2.	DCA of Barnwell, LLC
3.	DCA of Camp Hill, LLC
4.	DCA of Columbus, LLC
5.	DCA of Dalton, LLC
6.	DCA of Edgefield, LLC
7.	DCA of Lemoyne, Inc.
8.	DCA of Mechanicsburg, LLC
9.	DCA of Norwood, LLC
10.	DCA of Selinsgrove, LLC
11.	DCA of South Aiken, LLC
12.	DCA of Warsaw, LLC
13.	DCA of Wellsboro, Inc.
14.	Keystone Kidney Care, Inc.
15.	York Realty Managers, LLC

DIALYSIS CORPORATION OF AMERICA
as the Borrower,

and

KEYBANK NATIONAL ASSOCIATION,
as the Lender

_____________________

AMENDMENT NO. 5
to
CREDIT AGREEMENT
dated as of
November 5, 2008
_____________________